Exhibit 10.3

Execution Version
SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”), dated as of February 28, 2023, is by and between SCHOLASTIC CORPORATION, a Delaware corporation (the “Holding Company”), and SCHOLASTIC INC., a New York corporation (the “Operating Company”; the Holding Company and the Operating Company are, collectively, the “Borrowers” and, individually, each a “Borrower”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrowers, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of October 27, 2021, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of the date hereof (as further amended, supplemented, extended, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Loans and/or other extensions of credit under the Credit Agreement are denominated in Dollars and incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and
WHEREAS, applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR for the Dollar should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Agent has determined that certain conforming changes are necessary or advisable.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article 1
AMENDMENTS AND AGREEMENTS
1.1    Amendments to Credit Agreement. Notwithstanding any provision of the Credit Agreement or any other Loan Document to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply to the Dollar. For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Dollar and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Dollar.
1.2    Conflict with Loan Documents. In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
Article 2
CONDITIONS TO EFFECTIVENESS

This Amendment shall be effective as of the day and year first above written (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

[Scholastic] Second Amendment to A&R Credit Agreement
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2.1    Executed Amendment. This Amendment shall become effective upon receipt by the Agent of counterparts of this Amendment, properly executed by the Borrowers and the Agent.
2.2    Confirmation as to Required Lender Action. The Agent shall not have received, prior to 5:00 pm (ET) on the date that is five (5) Business Days following the date notice of the change to LIBOR shall have been provided to the Lenders (which notice shall take the form of a posting of this Amendment on the Platform for Lender consideration), a written notice from the Required Lenders stating that such Required Lenders object to this Amendment.
2.3    Default. Both before and after giving effect to this Amendment, no Default or Event of Default shall exist.
2.4    Fees, Costs and Expenses. The Agent shall have received from the Borrowers such reasonable and documented fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and Holland & Knight LLP, counsel to the Agent, shall have received from the Borrowers payment of all reasonable and documented outstanding fees and expenses previously incurred and all reasonable and documented fees and expenses incurred in connection with this Amendment.
2.5    Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.
Article 3
MISCELLANEOUS
3.1    Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
3.2    Representations and Warranties of Loan Parties. Each Borrower represents and warrants as follows:
(a)    The execution, delivery and performance by such Person of this Amendment is within such Person’s organizational powers and has been duly authorized by all necessary organizational, partnership, member or other action, as applicable, as may be necessary or required.
(b)    This Amendment has been duly executed and delivered by such Borrower and constitutes such Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    The execution and delivery by such Person of this Amendment and performance by such Person of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of its certificate or articles of incorporation or organization or other applicable constitutive documents, (b) conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or any subsidiary thereof or (y) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such Person or any subsidiary thereof or its property is subject or (c) violate any law.

[Scholastic] Second Amendment to A&R Credit Agreement
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(d)    Before and after giving effect to this Amendment, (A) all representations and warranties of such Person set forth in the Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) on and as of the Amendment Effective Date (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality (after giving effect to such materiality qualification)) as of such earlier date), and (B) no Event of Default exists.
(e)    The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
3.3    Reaffirmation of Obligations. The Borrowers each hereby ratifies the Credit Agreement and each other Loan Document to which each such Person is a party, and acknowledges and reaffirms, for itself (a) that each such Person is bound by all terms of the Credit Agreement and each such Loan Document applicable to it and (b) that each such Person is responsible for the observance and full performance of its respective Obligations.
3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
3.5    Expenses. The Borrowers agree to pay all reasonable and documented out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented fees and expenses of the Agent’s legal counsel.
3.6    Further Assurances. The Borrowers agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the intent of this Amendment.

3.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.8    Counterparts; Delivery. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it; provided that, without limiting the foregoing, (a) to the extent the Agent has agreed to accept such Electronic Signature, the Agent shall be entitled to rely on any such Electronic Signature without further verification and (b) upon the request of the Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart.

3.9    No Actions, Claims, Etc. As of the date hereof, each of the Borrowers hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors

[Scholastic] Second Amendment to A&R Credit Agreement
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arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.
3.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

3.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.12    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 8.10 and 8.12 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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[Scholastic] Second Amendment to A&R Credit Agreement
#180008768

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:

SCHOLASTIC CORPORATION

By: /s/ Tamara Lemanowicz
Name: Tamara Lemanowicz
Title: Vice President and Treasurer

SCHOLASTIC INC.

By: /s/ Tamara Lemanowicz
Name: Tamara Lemanowicz
Title: Vice President and Treasurer

[Signature Page to Second Amendment to A&R Credit Agreement]

AGENT:

BANK OF AMERICA, N.A.,
as the Agent

By: /s/ Lisa Berishaj
Name: Lisa Berishaj
Title: Vice President

[Signature Page to Second Amendment to A&R Credit Agreement]

Appendix A

TERMS APPLICABLE TO TERM SOFR LOANS

1.    Defined Terms. The following terms shall have the meanings set forth below:
“Agent’s Office” means, with respect to Dollars, the Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Agent may from time to time notify the Borrowers and the Lenders.
“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Agent’s Office is located.
“CME” means CME Group Benchmark Administration Limited.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Dollar” and “$” mean lawful money of the United States.
“Eurocurrency Rate” means Eurocurrency Rate, Eurodollar Rate, LIBOR, Adjusted LIBOR Rate, LIBOR Rate or any similar or analogous definition in the Credit Agreement.
“Eurocurrency Rate Loans” means a Loan that bears interest at a rate based on the Eurocurrency Rate.
“Interest Payment Date” means, as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Credit Agreement; provided that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter, as selected by any Borrower in its Loan Notice; provided that:
[Appendix A to Second Amendment]

    (a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
    (b)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
    (c)     no Interest Period shall extend beyond the Termination Date.
“Loan” means Advance, Revolving Credit Loan, Revolving Loan, Revolving Advance, Revolving Credit Advance, Swingline Advance, Swingline Loan or any similar or analogous definition in the Credit Agreement.
“Loan Notice” means a Loan Notice, as defined in the Credit Agreement, and such term shall be deemed to include the Loan Notice attached hereto as Exhibit A.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10% (10 basis points); and with respect to Term SOFR means 0.10% (10 basis points) for an Interest Period of one-month’s duration, three-month’s duration and six-months’ duration.
“Successor Rate” means the Successor Rate, LIBOR Successor Rate or any similar or analogous definition in the Credit Agreement.
“Swing Line Loan” means Swing Line Loan, Swingline Loan or any similar or analogous definition in the Credit Agreement.
“Term SOFR” means:
    (a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published on or prior to 5:00 p.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
    (b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time).
[Appendix A to Second Amendment]

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
2.    Terms Applicable to Term SOFR Loans. From and after the Amendment Effective Date, the parties hereto agree as follows:
(a)    Dollars. Any request for a new Eurocurrency Rate Loan, or to continue an existing Eurocurrency Rate Loan, shall be deemed to be a request for a new Loan bearing interest at Term SOFR; provided that, to the extent any Loan bearing interest at the Eurocurrency Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Loan.
(b)     References to Eurocurrency Rate and Eurocurrency Rate Loans in the Credit Agreement and Loan Documents.
(i)     References to the Eurocurrency Rate and Eurocurrency Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include Term SOFR and Term SOFR Loans, as applicable. In addition, references to the Eurocurrency Rate in the definition of Base Rate in the Credit Agreement shall be deemed to refer to Term SOFR.
(ii)     For purposes of any requirement for the Borrowers to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term SOFR Loan.
(c)     Interest Rates. The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
[Appendix A to Second Amendment]

(d)    Borrowings, Conversions, Continuations and Prepayments of Term SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Credit Agreement:
(i)    Term SOFR Loans. Each Borrowing, each conversion of Loans (other than Swing Line Loans) from one Type to the other, and each continuation of Term SOFR Loans shall be made upon a Borrower’s irrevocable notice to the Agent, which may be given by (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Agent of a Loan Notice. Each such Loan Notice must be received by the Agent not later than 11:00 a.m. (Eastern time) (1) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans; provided that if such Borrower wishes to request Term SOFR Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Agent shall notify the Borrowers (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders and the Agent. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice shall specify (i) whether such Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If any Borrower fails to specify a Type of Loan in a Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If any Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(ii)    Conforming Changes. With respect to SOFR or Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

(iii)    Loan Notice. For purposes of a Borrowing of Term SOFR Loans, or a continuation of a Term SOFR Loan, the Borrowers shall use the Loan Notice attached hereto as Exhibit A.
(iv)    Voluntary Prepayments of Term SOFR Loans. The Borrowers may, upon notice to the Agent pursuant to delivery to the Agent of a notice of prepayment, at any time or from time to time voluntarily prepay the Term SOFR Loans in whole or in part without premium or penalty (except as otherwise specified in the Credit Agreement); provided that such notice must be received by the Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to any date of prepayment of Term SOFR Loans.
(e)    Interest.
[Appendix A to Second Amendment]

    (i)    Subject to the provisions of the Credit Agreement with respect to default interest, each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR plus the Applicable Rate.
    (ii)    Interest on each Term SOFR Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Credit Agreement; provided that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 8.04(e). Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.
(f)     Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to Term SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(g)    Inability to Determine Rates; Successor Rates.
(i)    Inability to Determine Rate. If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (x) the Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2(g)(ii), and the circumstances under clause (x) of Section 2(g)(ii) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (y) the Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender.
Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Agent (or, in the case of a determination by the Required Lenders described in clause (y) of this Section 2(g)(i), until the Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (x) the Borrowers may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (y) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans at the end of their respective applicable Interest Period.
[Appendix A to Second Amendment]

(ii)    Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:
(x)     adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(y)     CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (y) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (A) if the Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (B) if the events or circumstances of the type described in Section 2(g)(ii)(x) or 2(g)(ii)(y) have occurred with respect to the Successor Rate then in effect, then in each case, the Agent and the Borrowers may amend this Agreement and the other Loan Documents solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2(g)(ii) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become
[Appendix A to Second Amendment]

effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders object to such amendment.
The Agent will promptly (in one or more notices) notify the Borrowers and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

[Appendix A to Second Amendment]

Exhibit A

FORM OF LOAN NOTICE
(Term SOFR Loans)
Date: ___________, _____1
To:    Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 27, 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Scholastic Corporation, a Delaware corporation (the “Holding Company”), and Scholastic Inc., a New York corporation (the “Operating Company”; the Holding Company and the Operating Company are, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent for said Lenders.

The undersigned hereby requests (select one)2:

Revolving Facility

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Term SOFR Loans	For Term SOFR Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

(A)    the representations and warranties contained in Section 4.01 (excluding the representation and warranty contained in Section 4.01(f)(ii)) of the Credit Agreement are correct, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and
(B)    no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.
1 Note to Borrower. All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Loan Notices will need to be prepared and signed.
2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

[BORROWER]
By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]